EXHIBIT 21.1
Significant Subsidiaries of Sila Realty Trust, Inc.
The following list details certain subsidiaries of Sila Realty Trust, Inc. Subsidiaries not included in the list are omitted because they are not significant as permitted by Item 601(b)(21) of Regulation S-K.

Name	Jurisdiction of Organization
Sila Operating Partnership, LP	Delaware
Sila Partner, LLC	Delaware
Sila Realty Management Company, LLC	Delaware
Sila Realty Operating Partnership, LP	Delaware
Sila REIT, LLC	Maryland
DCII-250 Williams Street NW, LLC	Delaware
Green Medical Investors, LLLP	Florida
Green Wellness Investors, LLLP	Florida
HC- 40055 Bob Hope Drive, LLC	Delaware
HC-#2 Physicians Park Dr., LLC	Delaware
HC-101 James Coleman Drive, LLC	Delaware
HC-102 Medical Drive, LLC	Delaware
HC-1026 Mar Walt Drive, NW, LLC	Delaware
HC-10323 State Highway 151, LLC	Delaware
HC-1101 Kaliste Saloom Road, LLC	Delaware
HC-1120 Lee Boulevard, LLC	Delaware
HC-11250 Fallbrook Drive, LLC	Delaware
HC-116 Eddie Dowling Highway, LLC	Delaware
HC-14024 Quail Pointe Drive, LLC	Delaware
HC-1445 Hanz Drive, LLC	Delaware
HC-17322 Red Oak Drive, LLC	Delaware
HC-187 Skylar Drive, LLC	Delaware
HC-1940 Town Park Boulevard, LLC	Delaware
HC-1946 Town Park Boulevard, LLC	Delaware
HC-200 Blossom Street, LLC	Delaware
HC-20050 Crestwood Boulevard, LLC	Delaware
HC-2234 Colonial Blvd., LLC	Delaware
HC-2257 Karisa Drive, LLC	Delaware
HC-2270 Colonial Blvd., LLC	Delaware
HC-239 S. Mountain Boulevard Management, LLC	Delaware
HC-239 S. Mountain Boulevard, LP	Delaware
HC-2501 W. William Cannon Dr, LLC	Delaware
HC-2727 E. Lemmon Avenue, LLC	Delaware
HC-3001 North Augusta National Drive, LLC	Delaware
HC-3436 Masonic Drive, LLC	Delaware
HC-3873 N. Parkview Drive, LLC	Delaware
HC-4201 William D. Tate Avenue, LLC	Delaware

HC-42074 Veterans Avenue, LLC	Delaware
HC-42570 South Airport Road, LLC	Delaware
HC-4499 Acushnet Avenue, LLC	Delaware
HC-4810 N. Loop 289, LLC	Delaware
HC-5101 Medical Drive, LLC	Delaware
HC-52 North Pecos Road, LLC	Delaware
HC-5330 N Loop 1604 West, LLC	Delaware
HC-5330L N. Loop 1604 West, LLC	Delaware
HC-5829 29 Palms Highway, LLC	Delaware
HC-601 Redstone Avenue West, LLC	Delaware
HC-6160 S. Fort Apache Road, LLC	Delaware
HC-6310 Health Pkwy., Units 100&200, LLC	Delaware
HC-6879 US Highway 98 West, LLC	Delaware
HC-7502 Greenville Avenue, LLC	Delaware
HC-7751 Baymeadows Rd. E., LLC	Delaware
HC-77-840 Flora Road, LLC	Delaware
HC-800 East 68th Street, LLC	Delaware
HC-8451 Pearl Street, LLC	Delaware
HC-860 Parkview Drive North, Units A&B, LLC	Delaware
HC-8991 Brighton Lane, LLC	Delaware
HCII HPI 3212 89th Street, LLC	Delaware
HCII HPI-1616 S. Kelly Avenue, LLC	Delaware
HCII HPI-300 NW 32nd Street, LLC	Delaware
HCII HPI-3110 SW 89th Street, LLC	Delaware
HCII HPI-3115 SW 89th Street, LLC	Delaware
HCII HPI-3125 SW 89th Street, LLC	Delaware
HCII HPI-9800 Broadway Extension, LLC	Delaware
HCII-1001 Raintree Circle, LLC	Delaware
HCII-101 Wellness Way, LP	Delaware
HCII-1015 S. Washington Ave., LLC	Delaware
HCII-1021 West I-2, LLC	Delaware
HCII-10240 Broadway Extension, LLC	Delaware
HCII-107 First Park Drive, LLC	Delaware
HCII-110 Charlois Boulevard, LP	Delaware
HCII-110 East Medical Center Blvd., LLC	Delaware
HCII-11200 North Portland Avenue, LLC	Delaware
HCII-1131 Papillion Parkway, LLC	Delaware
HCII-1200 North Main Street, LLC	Delaware
HCII-124 Sawtooth Oak Street, LLC	Delaware
HCII-1240 McKee Road, LLC	Delaware
HCII-12493 University Avenue, LLC	Delaware
HCII-12495 University Avenue, LLC	Delaware
HCII-12497 University Avenue, LLC	Delaware
HCII-12499 University Avenue, LLC	Delaware
HCII-1250 Tennova Medical Way, LLC	Delaware

HCII-1307 W. Kennedy Blvd., LLC	Delaware
HCII-13451 North 94th Drive, LLC	Delaware
HCII-1449 NW 128th Street, LLC	Delaware
HCII-1457 NW 128th Street, LLC	Delaware
HCII-14747 Jones Maltsberger Road, LLC	Delaware
HCII-15 Enterprise Drive, LLC	Delaware
HCII-150 York Street, LLC	Delaware
HCII-1601 West Hebron Parkway, LLC	Delaware
HCII-16815 West Bell Road, LLC	Delaware
HCII-1800 Park Place Avenue, LLC	Delaware
HCII-1812 Park Place Avenue, LLC	Delaware
HCII-200 Memorial Drive, LLC	Delaware
HCII-2001 Hermann Drive, LLC	Delaware
HCII-2006 4th Street, LLC	Delaware
HCII-2111 Ogden Avenue, LLC	Delaware
HCII-2181 Citracado Parkway, LLC	Delaware
HCII-23157 I-30 Frontage Road, LLC	Delaware
HCII-237 William Howard Taft Road, LLC	Delaware
HCII-2412 and 2418 North Oak Street, LLC	Delaware
HCII-2412 and 2418 North Oak Street, LLC	Delaware
HCII-250 SW Brookside Drive, LLC	Delaware
HCII-2752 Century Boulevard PA, LP	Delaware
HCII-2752 Century Boulevard, LLC	Delaware
HCII-3&5 Medical Park Drive, LLC	Delaware
HCII-30 Pinnacle Drive PA, LP	Delaware
HCII-30 Pinnacle Drive, LLC	Delaware
HCII-307 E. Scenic Valley Avenue, LLC	Delaware
HCII-3098 Oak Grove Road, LLC	Delaware
HCII-326 Chardonnay Avenue, LLC	Delaware
HCII-330 W. Ben White Boulevard, LLC	Delaware
HCII-3340 Plaza 10 Drive, LLC	Delaware
HCII-336 Chardonnay Avenue, Suite A&B, LLC	Delaware
HCII-3412 Market Place Avenue, LLC	Delaware
HCII-3440 W. Martin Luther King Jr. Blvd., LLC	Delaware
HCII-3590 Lucille Drive, LLC	Delaware
HCII-3600 Mapleshade Lane, LLC	Delaware
HCII-4400 Grant Boulevard, LLC	Delaware
HCII-4409 NW Anderson Hill Road, LLC	Delaware
HCII-455 Park Grove Drive, LLC	Delaware
HCII-505 South Nolen Drive, LLC	Delaware
HCII-5100 Indian Creek Parkway, LLC	Delaware
HCII-515 South Nolen Drive, LLC	Delaware
HCII-5227 E. Carefree Hwy Conservation Parcel, LLC	Delaware
HCII-5227 East Carefree Highway, LLC	Delaware
HCII-5525 Marie Avenue, LLC	Delaware

HCII-555 Midtowne Street NE, LLC	Delaware
HCII-5620 West Cortaro Farms Road, LLC	Delaware
HCII-607 S. Greenwood Springs Drive, LLC	Delaware
HCII-6080 N. La Cholla Boulevard, LLC	Delaware
HCII-6700 Chad Colley Boulevard, LLC	Delaware
HCII-68 Cavalier Boulevard, LLC	Delaware
HCII-6800 N. Frontage Road, LLC	Delaware
HCII-70000 Ramon Road, LLC	Delaware
HCII-718 Elizabeth Street, LLC	Delaware
HCII-7375 Cypress Gardens Boulevard, LLC	Delaware
HCII-7401 South Wilmot Road, LLC	Delaware
HCII-750 12th Avenue, LLC	Delaware
HCII-770 Northpoint Parkway, LLC	Delaware
HCII-810 Clairton Blvd., LLC	Delaware
HCII-810 Clairton Boulevard, LP	Delaware
HCII-8920 E. 56th Street, LLC	Delaware
HCII-92 Brick Road, LLC	Delaware
HCII-9800 Levin Road NW, LLC	Delaware
HCII-A 1700 East Saunders Street, LLC	Delaware
HCII-B 1710 East Saunders Street, LLC	Delaware
HCII-Heritage Park, LLC	Delaware
HCII-Heritage Park, LLC	Delaware
HCII-HPI Healthcare Portfolio, LLC	Delaware
HCII-HPI Healthcare Portfolio, LLC	Delaware
HCII-North Craycroft Road, LLC	Delaware
HCII-North Durango Drive, LLC	Delaware
HCII-South Houghton Road, LLC	Delaware
HCII-W. Orange Grove Road, LLC	Delaware
HCII-Wellness Way, LLC	Delaware
HCP-Dermatology Associates, LLC	Delaware
HCP-Dermatology Associates, LLC	Delaware
HCP-Dermatology Associates, LLC	Delaware
HCP-Dermatology Associates, LLC	Delaware
HCP-Dermatology Associates, LLC	Delaware
HCP-Dermatology Associates, LLC	Delaware
HCP-Dermatology Associates, LLC	Delaware
HCP-Dermatology Associates, LLC	Delaware
HCP-Dermatology Associates, LLC	Delaware
HCPII-HPI 3100 SW 89th Street, LLC	Delaware
HCPII-Texas Rehab Hospital Portfolio, LLC	Delaware
HCP-PAM Warm Springs, LLC	Delaware
HCP-RTS, LLC	Delaware
HCP-Select Medical, LLC	Delaware
HCP-Select Medical, LLC	Delaware
HCP-Select Medical, LLC	Delaware

Health Care II - 110 Charlois Boulevard, LLC	Delaware